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                             FLAMEMASTERCORPORATION
                         EARNINGS PER SHARE CALCULATIONS
                               SEPTEMBER 30, 1999
                                  EXHIBIT 11.1
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
BASIC
Income from Operations                                                                               $ 1,190,722
Preferred Dividends                                                                                            -
                                                                                          -----------------------
   Income Available To Common Shareholders                                                           $ 1,190,722
                                                                                          -----------------------

WEIGHTED AVERAGE SHARES OUTSTANDING
Common Stock - Average Outstanding                                         1,611,045
Common Stock Options                                                               -
                                                                  ------------------
   Weighted Average Shares Outstanding                                     1,611,045
                                                                  ------------------
BASIC EARNINGS PER SHARE                                                                             $       0.74
                                                                                          =======================

DILUTED
Income from Continuing Operations                                                                    $  1,190,722
Interest from Convertible Notes, net of income tax                                                         30,658
                                                                                          -----------------------
   Diluted Income                                                                                    $  1,221,380
                                                                                          -----------------------

NET WEIGHTED SHARES OUTSTANDING
Common Stock - Average Outstanding                                         1,611,045
Convertible Notes                                                            115,822
                                                                  ------------------
   Net Weighted Shares Outstanding                                         1,726,867
                                                                  ------------------

DILUTED EARNINGS PER SHARE                                                                           $       0.71
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